SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 28, 2006

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware   19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Explanatory Note: This amendment is to correct the date from July 23, 2006 to August 23, 2006 in the first sentence in the Form 8-K filed on August 28, 2006. The Form 8-K is being refiled in its entirety for ease of reference.

Item 1.01.               Entry into a Material Definitive Agreement

On August 23, 2006, the Company’s Board of Directors approved amendments to the Company’s Pension and Retirement Plan and Savings and Investment Plan.

The Pension and Retirement Plan for current employees will continue, with future accruals at a reduced level.  For service accrued through 2007, the pension calculation will not change.  For service accrued after 2007, the pension calculation will be reduced to one-third of its current level.  Both segments of the benefit will continue to grow with pay until retirement.

Beginning January, 2008, the Savings and Investment Plan will include 100 percent employee participation in the plan by means of a Company contribution of three percent of each employee’s pay into his or her account.

Employees who contribute to the Savings and Investment Plan also will receive a 100 percent Company match on the first six percent of their savings, effectively doubling the current Company match, which is 50 percent up to six percent of the employees’ contributions.

The Company paid survivor benefit, provided through the Pension and Retirement Plan, will not continue to grow with service or pay after December 31, 2007.  The benefit employees will have earned up to that date will be fully preserved.

Effective January 1, 2007, new hires will participate only in the Savings and Investment Plan.  They will not be eligible to participate in the Pension and Retirement Plan and will not receive a Company subsidy for retiree healthcare or retiree life insurance.

As a result of the enhancements to the Savings and Investment Plan, executive officers, including Named Executive Officers, will receive a greater benefit under the Company’s Salary Deferral & Savings Restoration Plan, a copy of which is on file with the Commission (filed as Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003).

The Salary Deferral & Savings Restoration Plan allows certain highly compensated employees (whose compensation exceeds limits established by the Internal Revenue Service) to receive the same percentage of Company contributions as all other employees.

Correspondingly, as a result of the reductions in accruals under the Company’s Pension and Retirement Plan, executive officers, including Named Executive Officers, will receive a smaller benefit under the Pension Restoration Plan, which provides certain highly compensated employees a benefit consistent with the pension benefit offered to all other employees.  Benefits payable to highly compensated employees would otherwise be limited by applicable IRS restrictions on the amount of benefits payable to such highly compensated employees under the Pension and Retirement Plan.  The Company’s Pension Restoration Plan, as restated effective July 17, 2006, was filed as Exhibit 99.1 with the Commission pursuant to the Company’s Current Report on Form 8-K on July 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

August 29, 2006